EXHIBIT 99.1

SAN JOAQUIN BANCORP

Administrative Offices

1000 Truxtun Avenue	Phone: (661) 281-0360
Bakersfield, CA 93301	Fax: (661) 281-0366

SAN JOAQUIN BANCORP RESTRUCTURES BOARD AND INCREASES CAPITAL

Rogers Brandon to be Named Chairman of San Joaquin Bancorp and San Joaquin Bank

Bancorp’s Tier One Shareholders’ Equity Increased by Approximately $6.5 Million

New Corporate Governance and Nominating Committee Established

Bakersfield, California - October 5, 2009 (Business Wire):

San Joaquin Bancorp (OTCBB: SJQU) today announced new strategic initiatives designed to further enhance the company’s senior leadership team and governance policies, including a restructuring of its Board of Directors and the Board of Directors of its banking subsidiary, San Joaquin Bank, and the establishment of a new Corporate Governance and Nominating Committee. The Company also announced an increase in Tier One shareholders’ equity of approximately $6.5 million as part of its ongoing capital augmentation plan.

As part these new strategic initiatives, the Board of San Joaquin Bancorp:

  Plans to elevate Bancorp’s current Vice Chair, Rogers Brandon, to become Chairman of the Board of Bancorp and the Bank;
  Established a new Corporate Governance and Nominating Committee comprised of Louis Barbich, who is presently the Chair of Bancorp’s Audit Committee, Director Melvin Atkinson and Vice Chair Rogers Brandon, as Committee Chairman;
  Named Stephen Annis, Bancorp’s former Chief Financial Officer, as the Executive Vice President and Chief Operating Officer of Bancorp and the Bank; and
  Promoted Mark Taylor, the Bank’s Vice President – Finance, to Senior Vice President and Chief Financial Officer of Bancorp and the Bank;
  Committed to add qualified individuals to the Board to add depth and experience.

Mr. Brandon, 53, who has been a director of the Bank since 2000, will perform the duties of the Chairman of the Board in his capacity as Vice Chair pending certain formal notice requirements by Bancorp and the Bank with its federal regulator, the Federal Reserve Bank of San Francisco. This action was prompted after the respective Boards of Directors of Bank and Bancorp accepted the resignation of Bruce Maclin from his positions as a director, Chairman and executive officer of the Bank and Bancorp. Mr. Maclin, a founder of the Bank, decided to retire after nearly 30 years of dedicated service to concentrate his attention on personal matters. Bancorp’s President, Bart Hill, who is also the Bank’s President, Chief

Executive Officer and interim Chief Credit Officer, will continue to oversee the operations of both Bancorp and the Bank as the principal executive officer of both companies.

Rogers Brandon stated: “I am proud to step into the new role of Chairman, backed by our newly restructured board of directors and senior management team. Our board members and senior management team have exhibited an unswerving and tireless commitment to the Company and our local community, and I believe we will succeed in achieving our strategic plan to increase capital, stabilize asset quality, improve earnings and liquidity, and reenergize our Company.”

Bart Hill, who has been the Bank’s President since 1987 and Bancorp’s President since 2006, added: “I applaud the Board’s promotion of my colleague Steve Annis as our new Chief Operating Officer and recognition of our VP of Finance, Mark Taylor, as our new Senior VP and Chief Financial Officer. I believe this senior management team, along with our expanded special assets department and revised credit administration teams, will greatly enhance our future prospects by continuing to address and improve our asset quality and reposition Bancorp and the Bank for a return to profitability in 2010.”

Tier One Shareholder Equity Successfully Increased by Approximately $6.5 Million as Part of Capital Augmentation Plan

The Board also announced that it had successfully achieved the first step of its capital augmentation plan and, as a result, Bancorp’s Tier One shareholders’ equity has been increased by over $6.5 million. Approximately $3 million of this Tier One capital increase will be included in Bancorp’s shareholders’ equity for the quarter ended September 30, 2009.

This element of the increased Tier One capital was announced by Bancorp on October 1, 2009 in its filing on Form 8-K with the Securities and Exchange Commission, which reported that Bancorp and the Bank had entered into Benefit Termination Agreements with President Bart Hill and Executive Vice President Stephen Annis that effectively terminated their respective supplemental executive retirement agreements.

Another approximately $3.5 million increase in Tier One shareholders’ equity will be recognized in the fourth quarter ending December 31, 2009, by virtue of a Benefit Reduction Agreement that Bancorp and the Bank entered into with former Chairman Bruce Maclin on October 3, 2009.

New Corporate Governance and Nominating Committee Formed to Further Enhance Governance Policies and Augment Boards of Bancorp and the Bank

The Board’s newly established Corporate Governance and Nominating Committee will play a critical role in overseeing matters of corporate governance for the Bancorp Board, including formulating and recommending governance principles and policies. The new committee will be charged with enhancing the quality of nominees to the board and ensuring the integrity of the nominating process, and will immediately begin identifying and evaluating new directors to augment the existing Boards of Bank and Bancorp.

The Committee will be chaired by the incoming Chairman of the Board, Rogers Brandon, who is the President of American General Media in Bakersfield and a member of Bancorp’s Compensation Committee. Other committee members will include:

  Melvin Atkinson, 54, who has been a member of the Bank’s board since 2005 and of Bancorp’s board since 2006. He is currently a member of Bancorp’s Audit Committee and the President and Chairman of the Board of M.D. Atkinson Company, Inc., a professional property management service company.
  Louis Barbich, 65, Chair of Bancorp’s Audit Committee and Chairman of Barbich, Hooper, King, Dill, Hoffman Accountancy Corporation, where he has practiced since 1982. Mr. Barbich, a certified public accountant, has served as a director of the Bank since 1990 and a director of Bancorp since its formation in 2006.

About San Joaquin Bancorp

San Joaquin Bancorp is a bank holding company formed in 2006 and is subject to the regulatory oversight of the Board of Governors of the Federal Reserve System. San Joaquin Bank, wholly-owned by San Joaquin Bancorp, is an insured state-chartered member bank of the Federal Reserve System. The Bank was established in 1980 and is headquartered in Bakersfield, California. San Joaquin Bank is a full-service, community bank with four banking offices in Bakersfield and one in Delano. San Joaquin Bank emphasizes professional, personal banking service directed primarily to small and medium-sized businesses and professionals. The Bank also provides a full range of banking services that are available to individuals, public entities, and non-profit organizations.

Media Contact:

Bart Hill, President, 661-281-0300 or Stephen Annis, Exec. VP, 661-281-0360

FORWARD-LOOKING INFORMATION

This press release contains some forward-looking statements about the Company for which it claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995, including statements with regard to descriptions of our plans or objectives for future operations, products or services, and forecasts of our financial condition, results of operation, or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors -- many of which are beyond our control or ability to predict-- could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements and past results should not be considered an indication of our future performance. Some of these risk factors include, but are not limited to: certain credit, market, operational, liquidity and regulatory risks associated with our business as well as price volatility, availability of credit, illiquid markets, reputational risks, changes in business or economic conditions internationally, nationally or in California, changes in the interest rate environment, access to and the cost of capital, potential acts of terrorism and actions taken in response; fluctuations in asset prices including, but not limited to, stocks, bonds, commodities or other securities, and real estate; volatility of rate sensitive deposits and investments; concentrations of real estate collateral securing many of our loans; deterioration in the credit quality of some of our borrowers, rising unemployment rates, operational risks including data processing system failures and fraud; accounting estimates and judgments; compliance costs associated with the Company’s internal control structure and procedures for financial reporting; changes in the securities markets; and, inflationary factors. These risk factors are not exhaustive and additional factors that could have an adverse effect on our business and financial performance are set forth under “Risk Factors” in Item 1A and elsewhere in our most recently filed annual report on Form 10-K and in our Form 10-Qs or 8-Ks filed during 2009.

Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward-looking statements are made. You are advised, however, to consult any further disclosures we make on related subjects in future periodic reports on Form 10-K, Form 10-Q and current reports on Form 8-K filed with the SEC. In addition, past operating results are not necessarily indicative of the results to be expected for future periods.

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